                                                                    Exhibit 99.1

                                  M FUND, INC.

                             PARTICIPATION AGREEMENT
                                      WITH
                 THE LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

          THIS AGREEMENT, made and entered into this 1st day of May, 2003, by and among M FUND, INC., a corporation organized and existing under the laws of the State of Maryland (the "Fund"), M FINANCIAL INVESTMENT ADVISERS, INC., a corporation organized and existing under the laws of the State of Colorado (the "Adviser") and The LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK, a life insurance company organized and existing under the laws of the State of New York (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

          WHEREAS, the Fund is a series-type mutual fund offering shares of beneficial interest (the "Fund shares") consisting of one or more series ("Series") of shares ("Series shares"), each such Series share representing an interest in a particular managed portfolio of securities and other assets; and

          WHEREAS, the Fund was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies; and

          WHEREAS, the Company desires that the Fund serve as an investment vehicle for certain separate account(s) of the Company;

          WHEREAS, the Adviser is duly registered as an investment adviser pursuant to the Investment Advisers Act of 1940;

          NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser, and the Company agree as follows:

ARTICLE I.  ADDITIONAL DEFINITIONS

          1.1. "Account" -- each separate account of the Company described more specifically in Schedule 1 to this Agreement (as may be amended from time to time).

          1.2. "Business Day" -- each day that the New York Stock Exchange is open for trading.

          1.3. "Code" -- the Internal Revenue Code of 1986, as amended.

          1.4. "Contracts" -- the class or classes of variable annuity contracts and variable life insurance policies issued by the Company and described more specifically on Schedule 2 to this Agreement (as may be amended from time to time).

          1.5. "Contract Owners" -- the owners of the Contracts, as distinguished from all Product Owners.

          1.6. "NASD" -- National Association of Securities Dealers, Inc.

          1.7. "Participating Account" -- a separate account investing all or a portion of its assets in the Fund, including the Account.

          1.8. "Participating Insurance Company" -- any insurance company investing in the Fund on its behalf or on behalf of a Participating Account, including the Company.

          1.9. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts investing assets attributable thereto in the Fund, including the Contracts.

          1.10. "Product Owners" -- owners of Products, including Contract
Owners.

          1.11. "Prospectus" -- with respect to the Fund shares or a class of Contracts, each version of the definitive prospectus therefor or supplement thereto filed with the Securities and Exchange Commission (SEC) pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last so filed prior to the taking of such action. For purposes of Section 4.6 and Article VIII, the term "Prospectus" shall include any statement of additional information incorporated therein.

          1.12. "Registration Statement" -- with respect to the Fund shares or a class of Contracts, the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts Registration Statement (if any) is described more specifically on Schedule 2 to this Agreement. The Fund Registration Statement was filed on Form N-1A (File No. 33-95472).

          1.13. "1940 Act Registration Statement" -- with respect to the Fund or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. Each Account's 1940 Act Registration Statement (if any) is described more specifically on Schedule 2 to this Agreement. The Funds 1940 Act Registration Statement was filed on Form N-1A (File No. 811-9082).

          1.14. "Statement of Additional Information" -- with respect to the Fund or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

          1.15. "SEC" -- the Securities and Exchange Commission.

          1.16. "1933 Act" -- the Securities Act of 1933, as amended.

          1.17. "1940 Act" -- the Investment Company Act of 1940, as amended.

ARTICLE II.  SALE OF FUND SHARES

          2.1. The Fund shall make shares of those Series listed on Schedule 3 to this Agreement available for purchase by the Company on its own behalf or on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing,
(i) Fund Series in existence now or that may be established in the future and not listed on Schedule 3 will be made available to the Company only as the Adviser may so provide, and (ii) the Board of Directors of the Fund (the "Fund Board") may suspend or terminate the offering of Fund shares of any Series or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary or in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product Owners).

          2.2. The Fund shall redeem, at the Company's request, any full or fractional shares of the Fund held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Series to the extent permitted by the 1940 Act or any rules, regulations or orders thereunder.

          2.3. PURCHASE AND REDEMPTION PROCEDURES

               (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests for shares of the Fund based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions arising out of the Contracts. Receipt of any such request (or relevant transactional information therefor) on any Business Day by the Company as such limited agent of the Fund prior to 4:00 p.m. New York Time ("NYT") shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 10:00 am NYT on the next following Business Day.

               (b) The Fund will confirm receipt of each trade (ending share balance by Account and Fund) and these confirmations will be made available to Company by 1:00 pm New York time on the day the Fund is properly notified of the trade, using a mutually agreed upon format. The Company, which in addition to being a life insurance company is a broker/dealer and member of the NASD, shall pay for the shares on the same day that it places an order with the Fund to purchase those Fund shares for an Account. Payment for Fund shares will be made by each Account or the Company in Federal Funds to the Fund, prior to the close of the Federal Reserve wire system on the day the Fund is properly notified of the purchase order for shares. If payment is not received by the Fund on the same Business Day, the Company shall, upon Fund's request, promptly reimburse the Fund for any charges, costs, fees, interest or other expenses incurred in connection with advances, borrowing and overdrafts. If the banking system is closed, payment will be initiated the next day the banking system is open for business. The Fund will confirm receipt of each trade and these confirmations will be received on time, such funds will be invested, and shares purchased thereby will be issued, as soon as practicable.

     Payment for shares redeemed by each Account or the Company will be made in Federal Funds to the Company, prior to the close of the Federal Reserve wire system on the same day the Fund is properly notified of the redemption order or shares, except that the Fund reserves the right to delay payment of redemption proceeds as permitted under Section 22(e) of the 1940 Act. If payment is not received by Company the same Business Day, the Fund shall, upon Company's request, promptly reimburse the Company for any charges, costs, fees, interest or other expenses incurred in connection with advances, borrowing, and overdrafts. If the banking system is closed, payment will be initiated the next day the banking system is open for business. Neither the Fund nor the Adviser shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds if securities are redeemed; the Company alone shall be responsible for such action.

               (c) Any purchase or redemption requests for Fund shares that do not result directly from transactions relating to the Contracts or the Account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

          2.4. The Fund shall use its best efforts to calculate and make the net asset value per share for each Series available to the Company by 5:30 p.m. NYT each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the Fund Prospectus. Neither the Fund, any Series, the Adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement to the extent such information is based on incorrect information supplied by the Company or any other Participating Insurance Company or Qualified Person (as defined in
Section 2.8 of this Agreement) to the Fund or the Adviser.

          In the event that Fund is unable to meet 5:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Company. Also, the Fund will notify the Company when and if the Fund is unable to provide the net asset value per share by 5:30 p.m. NYT. If the Fund provides the Company with materially incorrect share net asset value information through no fault of the Company, the Company on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. Neither the Company, nor any of its affiliates shall be liable for any information provided to the Fund or its affiliates or designees pursuant to this Agreement which information is based on incorrect information supplied by the Fund to the Company. In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or any delay in the communication, the responsible party or parties shall reimburse the Company for any losses or reasonable costs incurred as a result of the error or delay, including but not limited to, amounts needed to make contract owners whole and reasonable administrative costs necessary to correct the error.

          2.5. The Fund shall furnish notice to the Company (by fax, or telephone followed by written confirmation) as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of that Series. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company promptly of the number of Series shares so issued as payment of such dividends and distributions.

          2.6. Issuance and transfer of Fund shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

          2.7. (a) The Company may withdraw the Account's investment in the Fund or a Series of the Fund only: (i) as necessary to facilitate Contract Owner requests; (ii) upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among (x) the interests of all Product Owners or
     (y) the interests of the Participating Insurance Companies investing in the Fund; (iii) upon requisite vote of the Contract Owners having an interest in the affected Series; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general implication;
     (v) upon sixty (60) days advance written notice; (vi) from a Series, upon a change in the Portfolio Manager for that Series; or (vii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.

               (b) The Company shall not, without the prior written consent of the Adviser (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Fund or change the Fund's investment adviser.

          2.8. The Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase and hold shares of the Fund under Section 817(h) of the Code. The Fund shall not sell Fund shares to any insurance company, separate account or Qualified Person unless an agreement containing provisions substantially similar to Articles II, V, and VII of this Agreement is in effect to govern such sales (to the extent required in order to comply with the "Exemptive Order" referred to in Section 7.1 below).

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          3.1. The Company represents and warrants that: (i) the Company is an insurance company duly organized, validly existing under New York insurance law;
(ii) the Account is (or will be prior to the purchase by the Company of Fund shares for the Account) a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) the Contracts will be issued in compliance in all material respects with all applicable federal and state laws; (iv) the Contracts currently are and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code; and (v) the Company and the Account qualify (or will qualify prior to the purchase by the Company of Fund shares for the Account) to purchase and hold shares of the Fund under
Section 817(h) of the Code.

          3.2. The Fund represents and warrants that: (i) the Fund is a corporation duly organized, validly existing and in good standing under Maryland law; (ii) the Fund's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Fund is and shall remain duly registered as an open-end management investment company thereunder;
(iii) the Fund Registration Statement has been declared effective by the SEC (or will be declared effective before the sale by the Fund of its shares pursuant to this Agreement); (iv) Fund shares sold pursuant to this Agreement have been duly authorized for issuance in accordance with applicable law; (v) the Fund is and shall remain qualified as a "regulated investment company" under Subchapter M of the Code and is and shall remain in compliance with Section 817(h) of the Code;
(vi) the Fund's investment policies are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement; and (vii) the Fund does and will comply in all material respects with the 1940 Act. The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

          3.3. The Adviser represents and warrants that it is and will remain registered in all material respects as an investment adviser under federal and all applicable state securities laws, and shall perform its obligations hereunder in compliance in all material respects with any such applicable state and federal laws. The Adviser represents that it will manage the Fund consistent with the Fund's investment objectives, policies, and restrictions.

          3.4. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

          3.5. The Fund represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

          3.6. The Company represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE IV.  FILINGS, INFORMATION AND EXPENSES

          4.1. The Fund shall amend the Fund Registration Statement and the Fund's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Fund shares and to maintain the Fund's registration under the 1940 Act for so long as Fund shares are sold. The Fund shall file, register, qualify and obtain approval of the Fund shares for sale under state securities laws to the extent deemed advisable by the Adviser.

          4.2. Unless other arrangements are made, the Fund shall provide the Company with: (i) a copy, in PDF and hard copy in final form no later than 15 calendar days before they must be mailed: Reports- February 13th and August 14th, Prospectuses-April 15th or otherwise suitable for printing or duplication, of each Fund Prospectus and any supplement thereto and each Fund Statement of Additional Information and any supplement thereto; and (ii) copies of the Fund's proxy materials, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract Owners.

          4.3. The Company shall amend the Contracts' Registration Statement (if any) and the Account's 1940 Act Registration Statement (if any) from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

          4.4. The Company shall inform the Fund of any investment restrictions imposed by state insurance law that may become applicable to the Fund from time to time as a result of the Account's investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule 4 to this Agreement. Upon receipt of such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners), the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances. If the Fund determines that it is in the best interests of shareholders to comply with such restrictions, the Fund and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions.

          4.5. The Company shall provide Contracts, Contracts and Fund Prospectuses, Contracts and Fund Statements of Additional Information, reports, solicitations for voting instructions including any related Fund proxy solicitation materials, and all amendments or supplements to any of the foregoing, to Contract Owners and prospective Contract Owners, all in accordance with the federal and any applicable state securities laws.

          4.6. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

               (a) Expenses assumed by the Fund include, but are not limited to, the costs of: (i) registration and qualification of the Fund shares under the federal securities laws; (ii) preparation and filing with the SEC of the Fund Prospectus, Fund Registration Statement, Fund proxy materials and shareholder reports, and preparation of a PDF copy thereof; (iii) preparation of all statements and notices required for the Fund by any federal or state securities law; (iv) printing and mailing to Contract Owners of all proxy materials, prospectuses (including supplements) and reports required to be provided by the Fund to its shareholders; (v) all taxes on the issuance or transfer of Fund shares; and (vi) any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Fund otherwise shall pay no fee or other compensation to the Company under this Agreement, unless the parties otherwise agree, except that if the Fund or any Series adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to the Company in accordance with such plan. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board of Directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

               (b) Expenses assumed by the Company include, but are not limited to, the costs of: (i) registration and qualification of the Contracts under the federal and any applicable state securities laws; (ii) preparation and filing with the SEC of the Contracts Prospectus and Contracts Registration Statement; and (iii) preparation and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law other than those paid for by the Fund.

          4.7. Any piece of advertising or sales literature or other promotional material in which the Fund is named and which will be used by the Company shall be furnished by the Company to the Fund not less than 10 days prior to its use. No such material shall be used if the Fund or its designee objects to such use within 10 days after receipt of such material, provided that it may be used earlier than the end of such 10 day period if the Fund or its designee consents in writing to its use. The Fund may delegate its rights and responsibilities under this provision to the Adviser.

          4.8. Any piece of advertising or sales literature or other promotional material in which the Company or the Account is named and which will be used by the Fund or the Adviser shall be furnished by the Fund or the Adviser, as applicable, to the Company not less than 10 days prior to its use. No such material shall be used if the Company or its designee objects to such use within 10 days after receipt of such material, provided that it may be used earlier than the end of such 10 day period if the Company or its designee consents in writing to its use.

          4.9. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund to the public (including current and prospective Contract owners) in connection with the sale of the Contracts other than the information or representations contained in the Fund Registration Statement or Fund Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time) or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in accordance with Section 4.7 of this Agreement, except with the prior written consent of the Fund.

          4.10. The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts' Registration Statement or Contracts Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time) or approved in writing by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved in accordance with
Section 4.8 of this Agreement except with the prior written consent of the Company.

          4.11. The Fund and the Company shall provide to the other upon request at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of such party of such document with the SEC or other regulatory authorities.

          4.12. Each party shall provide to the other upon request copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party reasonably requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

          4.13. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

          4.14. The Company reserves the right to modify any of the Contracts in any respect whatsoever. The Company reserves the right in its sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of a Contract. The Company agrees to notify the Fund and the Adviser promptly upon the occurrence of any event the Company believes might necessitate a material MODIFICATION OR SUSPENSION.

          4.15. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.

ARTICLE V.  VOTING OF FUND SHARES

          5.1. With respect to any matter put to vote by the holders of Fund shares or Series shares ("Voting Shares"), to the extent required by law (including the Exemptive Order referred to in Section 7.1 below) the Company shall:

               (a) solicit voting instructions from Contract Owners to which Voting Shares are attributable;

               (b) vote Voting Shares of each Series attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

               (c) vote Voting Shares of each Series attributable to Contract Owners for which no instructions have been received in the same proportion as Voting Shares of such Series for which instructions have been timely received; and

               (d) vote Voting Shares of each Series held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract Owners in the same proportion as Voting Shares of such Series for which instructions have been timely received;

provided, however, that if the SEC changes its interpretations of voting privileges for variable contracts the Company may vote such shares in its own right. The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above.

          5.2. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE VI.  COMPLIANCE WITH CODE

          6.1. The Fund shall comply with Section 817(h) of the Code, and all regulations issued thereunder and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          6.2. The Fund shall maintain its qualification as a regulated investment company (under Subchapter M of the Code or any successor or similar provision), and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          6.3. The Company shall maintain the treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

ARTICLE VII.  POTENTIAL CONFLICTS

          7.1. The parties to this Agreement acknowledge that the Fund has obtained (or will obtain) an order of exemption from the SEC (the "Exemptive Order," File No. 812-9674) granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8). The Fund hereby notifies the Company that Contracts Prospectus disclosure regarding potential risks of such mixed and shared funding may be appropriate.

          7.2. The Fund Board shall monitor the existence of any material irreconcilable conflict between the interests of Product Owners. The Fund Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

          7.3. (a) The Company shall report any potential or existing conflicts promptly to the Fund Board, and in particular whenever Contract Owner voting instructions are disregarded, and recognizes that it shall be responsible for assisting the Fund Board in carrying out its responsibilities in connection with the Exemptive Order. The Company agrees to carry out such responsibilities with a view only to the interests of Contract Owners.

               (b) The Company shall at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board and the Fund may fully carry out the obligations imposed upon them by the conditions of the Exemptive Order, and such reports, material and data shall be submitted more frequently if deemed appropriate by the Fund Board.

          7.4. If a majority of the Fund Board, or a majority of its directors who are not "interested persons" as defined in the 1940 Act ("Disinterested Directors"), determines that a material irreconcilable conflict exists with regard to Contract Owner investments in the Fund, the Fund Board shall give prompt notice to all Participating Insurance Companies. If the Fund Board determines that the Company is responsible in full or in part for causing or creating said conflict, the Company (and other responsible Participating Insurance Companies) shall at no cost and expense to the Fund, and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

               (a) Withdrawing the assets allocable to the Account from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity Contract Owners, life insurance Contract Owners, or other Product Owners) that votes in favor of such segregation or offering to the affected Contract Owners the option of making such a change; and

               (b) Establishing a new registered management investment company.

          7.5. If a material irreconcilable conflict arises as a result of a decision by the Company to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all Contract Owners having an interest in the Fund, the Company may be required, at the Fund Board's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within six (6) months or whenever a substitution order has been approved by the SEC, after the Fund gives written notice that this provision is being implemented, and until the end of that six month period or whenever a substitution order has been approved by the SEC, the Adviser and fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above). No charge or penalty will be imposed as a result of such withdrawal.

          7.6. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months or whenever a substitution order has been approved by the SEC after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of the foregoing six month period or whenever a substitution order has been approved by the SEC, the Adviser and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above).

          7.7. For purposes of this Article, a majority of the Disinterested Directors shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event shall the Fund be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article to establish a new funding medium for any Contract. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months or whenever a substitution order has been approved by the SEC after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

          7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 7.2 through 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

          8.1. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Fund, the Adviser and each person who controls the Fund or the Adviser within the meaning of such terms under the 1933 Act (but not any Participating Insurance Companies or Qualified Plans) and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Company in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund or Adviser for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or the Adviser by or on behalf of the Company; or

               (c) arise out of or are based upon any wrongful conduct of the Company or persons under its control (or subject to its authorization) with respect to the sale or distribution of the Contracts or Fund shares; or

               (d) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments as required under this Agreement; or

               (e) arise out of any material breach by the Company of this Agreement.

This indemnification will be in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.2. INDEMNIFICATION BY THE FUND. The Fund shall indemnify and hold harmless the Company and each person who controls the Company within the meaning of such terms under the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Fund in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Company for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

               (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Fund to the Company; or

               (c) arise out of or are based upon wrongful conduct of the Fund or persons under its control (or subject to its authorization) with respect to the sale of Fund shares; or

               (d) arise as a result of any failure by the Fund to provide the services and furnish the materials required under the terms of this Agreement; or

               (e) arise out of any material breach by the Fund of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Fund may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.3. INDEMNIFICATION BY THE ADVISER. The Adviser shall indemnify and hold harmless the Company and each person who controls the Company within the meaning of such term under the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Adviser in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contract and:

               (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company to the Fund or the Adviser for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

               (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Adviser to the Company; or

               (c) arise out of or are based upon wrongful conduct of the Fund or the Adviser with respect to the sale of Fund shares; or

               (d) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement; or

               (e) arise out of any material breach by the Fund or the Adviser of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Adviser may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.4. INDEMNIFICATION PROCEDURES. After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX.  APPLICABLE LAW

          9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law.

          9.2. This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION

          10.1 This Agreement shall not terminate until the Fund is dissolved, liquidated, or merged into another entity, or, as to any Series of the Fund, the Account no longer invests in that Series. However, this Agreement may be terminated (a) by either party at any time, without the payment of any penalty, on not less than 90 days' written notice to the other party, or (b) certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.2 and 10.3, and the Company may be required to redeem shares pursuant to Section 10.4 or in the circumstances contemplated by Article VII.

          10.2. TERMINATION OF THE FUND'S OBLIGATION TO SELL. The obligation of the Fund to sell shares to the Company pursuant to Article II of this Agreement shall terminate at the option of the Fund upon notice to the Company as provided below:

               (a) the Fund Board has terminated the offering of Fund shares or Series shares pursuant to Section 2.1 of this Agreement; or

               (b) upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder; or

               (c) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

               (d) if the Fund or the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition since the date of this Agreement or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Adviser; or

               (e) upon the Company's assignment of this Agreement (including, without limitation, any transfer of any Contract or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Fund consents thereto; or

               (f) upon termination pursuant to Section 10.1 or notice from the Company pursuant to Section 10.3.

Termination of the Fund's obligation shall take effect immediately upon the giving of such notice upon the occurrence of an event described in clauses (b) or (c) above, and 10 (ten) days after the giving of such notice in all other cases. In exercising its option to terminate its obligation to sell shares to the Company, the Fund will continue to make Fund shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts, unless the Existing Contracts are the basis for the termination. In that case, the Fund may nonetheless elect to continue to make Fund shares available for Existing Contracts and if it so elects, shall promptly notify the Company whether the Fund is electing to make Fund shares available after termination.

          10.3. AS TO THE COMPANY. The restrictions on the Company under Section 2.7(a) of this Agreement shall terminate at the option of the Company upon 10 days' notice to the Fund:

               (a) if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by the Company, and the Fund, after receiving written notice from the Company of such non-availability, fails to make available a sufficient number of Fund shares to meet the requirements of the Contracts within 10 days after receipt thereof; or

               (b) upon institution of formal proceedings against the Fund by the NASD, the SEC or any state securities or insurance commission or any other regulatory body; or

               (c) if the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes the Fund may fail to so qualify, and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

               (d) if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder, and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

               (e) if the Fund informs the Company pursuant to Section 4.4 that the Fund will not comply with investment restrictions as requested by the Company, and the Fund and the Company are unable to agree upon any reasonable alternative accommodations; or

               (f) upon receipt by the Company of any necessary regulatory approvals and the vote of the Contract Owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

               (g) upon a material breach of any provision of this Agreement by either the Fund or the Adviser; or

               (h) if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, or financial conditions since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company.

         10.4. COMPANY REQUIRED TO REDEEM. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that any such Contracts may fail to so qualify and the Company fails to provide reasonable assurance that it will take action to cure or correct such failure, the Fund shall have the right to require the Company to redeem Shares attributable to such Contracts upon ten
               (10) days written notice to the Company and the Company shall so redeem such Shares in order to ensure that the Fund complies with the provisions of Section 817(h) of the Code applicable to ownership of Fund Shares. Notice to the Company shall specify the period of time the Company has to redeem the Shares or to make other arrangements satisfactory to the Fund and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Shares pursuant to action taken or request made by the Fund Board in accordance with an order of the SEC as described in Article VII, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem Shares in such circumstances and to comply with applicable terms and provisions.

ARTICLE XI.  APPLICABILITY TO NEW ACCOUNTS AND NEW CONTRACTS

          The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, or Series or funding vehicles thereof, additions of new classes of Contracts to be issued by the Company and separate accounts therefor investing in the Fund. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series and Accounts, effective as of the date of amendment of such Schedule, unless the context otherwise requires.

ARTICLE XII.  NOTICE, REQUEST OR CONSENT

          Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

          If to the Fund prior to June 1, 2003:

               M Fund, Inc.
               River Park Center
               205 S.E. Spokane Street
               Portland, Oregon 97202
               Attn: President

          If to the Fund after June 1, 2003:

               M Fund, Inc.
               M Financial Plaza
               1125 NW Couch Street
               Portland, OR 97209
               Attn: President

          If to the Adviser prior to June 1, 2003:

               M Financial Investment Advisers, Inc.
               River Park Center
               205 S.E. Spokane Street
               Portland, Oregon 97202
               Attn: President

          If to the Adviser after June 1, 2003:

               M Financial Investment Advisers, Inc.
               M Financial Plaza
               1125 NW Couch Street
               Portland, OR 97209
               Attn: President

          If to the Company:

               Lincoln Life & Annuity Company of New York
               100 Madison Street, Suite 1860
               Syracuse, NY 13202
               Attn: President

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested, by overnight delivery with a nationally recognized courier or by electronically transmitted facsimile, and shall be effective upon receipt or three days after mailing.

ARTICLE XIII.  MISCELLANEOUS

          13.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          13.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

          13.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          13.4. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as if confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

          13.5. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                          LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                          (Company)



Date:  5/1/03             By: /s/ Rise C. M. Taylor
                              Name:    Rise C. M. Taylor
                              Title:   2nd Vice President



                          M FUND, INC.
                          (Fund)


Date:  5/1/03             By: /s/ Daniel F. Byrne
                              Name:    Daniel F. Byrne
                              Title:   President

                          M FINANCIAL INVESTMENT ADVISERS, INC.
                          (Adviser)


Date:  5/1/03             By: /s/ Daniel F. Byrne
                              Name:    Daniel F. Byrne
                              Title:   President

                                   SCHEDULE 1

                             Accounts of the Company
                              Investing in the Fund

Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:

                               DATE ESTABLISHED BY          SEC 1940 ACT
NAME OF ACCOUNT AND            BOARD OF DIRECTORS OF THE    REGISTRATION  NUMBER       TYPE OF PRODUCT
SUBACCOUNTS                    COMPANY                      (IF APPLICABLE)            SUPPORTED BY ACCOUNT
-----------------------------  ---------------------------  -------------------------  --------------------
Lincoln Life Flexible          November 24, 1997            811-08559                  Variable Life
Premium Variable Life
Account M

LLANY Separate                 January 29, 1998             811-08651                  Variable Life
Account R for Flexible
Premium Variable Life
Insurance

                                   SCHEDULE 2

                              Classes of Contracts
                         Supported by Separate Accounts
                              Listed on Schedule 1

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

                          SEC 1933 ACT
                          REGISTRATION NUMBER     NAME OF SUPPORTING
POLICY MARKETING NAME     (IF APPLICABLE)         ACCOUNT                ANNUITY OR LIFE
------------------------  ----------------------  ---------------------  ---------------
VULCV-III                 333-084684              LLANY Account M        Life

VULDB-II                  333-084688              LLANY Account M        Life

SVUL-III                  333-090508              LLANY Account M        Life

                                   SCHEDULE 3

                          Fund Series and Other Funding
                            Vehicles Available Under
                             Each Class of Contracts

Effective as of the date the Agreement was executed, the following Fund Series are available under the Contracts:

M Fund, Inc. Fund Series:
               Brandes International Equity Fund
               Frontier Capital Appreciation Fund
               Turner Core Growth Fund
               Business Opportunity Value Fund

                                   SCHEDULE 4

                             Investment Restrictions
                             Applicable to the Fund

Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Fund:

The California Department of Insurance has established the following Guidelines for an underlying portfolio of a Separate Account:

Borrowing. Borrowing limits for any variable contract separate account portfolio are (1) 10% of net asset value when borrowing for any general purpose; and (2) 25% of net asset value when borrowing as a temporary measure to facilitate redemptions. Net asset value of a portfolio is the market value of all investments or assets owned less outstanding liabilities of the portfolio at the time that any new or additional borrowing is undertaken.

Foreign Investments- Diversification.

     1. A portfolio will be invested in a minimum of five different foreign countries at all times. However, this minimum is reduced to four when foreign investments comprise less than 80% of the portfolio's net asset value; to three when less than 60% of that value; to two when less than 40%; and to one when less than 20%.

     2. Except as set forth in item 3 and 4 below, a Portfolio will have no more than 20% of its net asset value invested in securities of issuers located in any one country.


     3. A Portfolio may have an additional 15% of its net asset value invested in scurities of issuers located in any one of the following countries:
          Australia, Canada, France, Japan, the United Kingdom, or Germany.

     4. A Portfolio's investments in the United States issuers are not subject to the foreign country diversification guidelines.

Effective as of July 1, 2003, the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to the Agreement:

                               DATE ESTABLISHED BY          SEC 1940 ACT
NAME OF ACCOUNT AND            BOARD OF DIRECTORS OF THE    REGISTRATION  NUMBER       TYPE OF PRODUCT
SUBACCOUNTS                    COMPANY                      (IF APPLICABLE)            SUPPORTED BY ACCOUNT
-----------------------------  ---------------------------  -------------------------  --------------------
LLANY Separate                 March 2, 1999                811-09257                  Variable Life
Account S for Flexible
Premium Variable Life
Insurance

                                                            811-

                                                            811-

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 1 in accordance with Article XI of the Agreement.

M FUND, INC.                               LINCOLN LIFE & ANNUITY COMPANY OF NEW
                                           YORK

By: /s/ Daniel F. Byrne                    By: /s/ Rise C. M. Taylor
    Name: Daniel F. Byrne                      Name: Rise C. M. Taylor
    Title: President                           Title: Second Vice President

M FINANCIAL INVESTMENT ADVISERS, INC.

By: /s/ Daniel F. Byrne
    Name: Daniel F. Byrne
    Title: President

Effective as of July 1, 2003, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

                          SEC 1933 ACT
                          REGISTRATION NUMBER     NAME OF SUPPORTING
POLICY MARKETING NAME     (IF APPLICABLE)         ACCOUNT                  ANNUITY OR LIFE
------------------------  ----------------------  -----------------------  ---------------
Lincoln Corporate         333-107461              LLANY Separate           Life
Variable 4                                        Account S for Flexible
                                                  Premium Variable Life
                                                  Insurance

                          33-

                          33-

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.                               LINCOLN LIFE & ANNUITY COMPANY OF NEW
                                           YORK

By: /s/ Daniel F. Byrne                    By: /s/ Rise C. M. Taylor
    Name: Daniel F. Byrne                      Name: Rise C. M. Taylor
    Title: President                           Title: Second Vice President

M FINANCIAL INVESTMENT ADVISERS, INC.

By: /s/ Daniel F. Byrne
    Name: Daniel F. Byrne
    Title: President

Effective as of May 1, 2004, the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to the Agreement:

                               DATE ESTABLISHED BY          SEC 1940 ACT
NAME OF ACCOUNT AND            BOARD OF DIRECTORS OF THE    REGISTRATION  NUMBER       TYPE OF PRODUCT
SUBACCOUNTS                    COMPANY                      (IF APPLICABLE)            SUPPORTED BY ACCOUNT
-----------------------------  ---------------------------  -------------------------  --------------------
Lincoln New York               March 11, 1999               811-09763                  Variable Annuities
Account N for Variable
Annuities

                                                            811-

                                                            811-

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 1 in accordance with Article XI of the Agreement.


M FUND, INC.                               LINCOLN LIFE & ANNUITY COMPANY OF NEW
                                           YORK

By: /s/ Dan Byrne                          By: /s/ Rise C. M. Taylor
    Name: Dan Byrne                            Name: Rise C. M. Taylor
    Title: President                           Title: Second Vice President

M FINANCIAL INVESTMENT ADVISERS, INC.

By: /s/ Dan Byrne
    Name: Dan Byrne
    Title: President

Effective as of May 1, 2004, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

                          SEC 1933 ACT
                          REGISTRATION NUMBER     NAME OF SUPPORTING
POLICY MARKETING NAME     (IF APPLICABLE)         ACCOUNT                       ANNUITY OR LIFE
------------------------  ----------------------  ----------------------------  ---------------
Lincoln ChoicePlus        333-119531              Lincoln New York              Annuity
Momentum Income(SM)                               Account N for Variable
Option                                            Annuities

Lincoln VUL(DB) IV        333-118479              Lincoln Life & Annuity        Life
                                                  Flexible Premium
                                                  Variable Life Account M

Lincoln VUL(CV) IV        333-118480              Lincoln Life & Annuity        Life
                                                  Flexible Premium
                                                  Variable Life Account M

Lincoln Momentum          333-115839              Lincoln Life & Annuity        Life
VUL(ONE)                                          Flexible Premium
                                                  Variable Life Account M

Lincoln SVUL IV           333-115884              LLANY Separate                Life
                                                  Account R for Flexible
                                                  Premium Variable Life
                                                  Insurance

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.                               LINCOLN LIFE & ANNUITY COMPANY OF NEW
                                           YORK

By: /s/ Dan Byrne                          By: /s/ Rise C. M. Taylor
    Name: Dan Byrne                            Name: Rise C. M. Taylor
    Title: President                           Title: Second Vice President

M FINANCIAL INVESTMENT ADVISERS, INC.

By: /s/ Dan Byrne
    Name: Dan Byrne
    Title: President

Effective as of May 1, 2006, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

Policy Marketing Name      SEC 1933 Act             Name of Supporting          Annuity or Life
                           Registration Number      Account
                           (if applicable)
----------------------     ---------------------    ----------------------      ---------------
Lincoln Momentum           333-125993               LLANY Separate              Life
SVULONE                                             Account R for Flexible
                                                    Premium Variable Life
                                                    Insurance

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.



M FUND, INC.                          LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


By: /s/ Gerald Graves                 By:  /s/ Kelly D. Clevenger
    Name: Gerald Graves                    Name: Kelly D. Clevenger
    Title:  President                      Title:  Second Vice President


M FINANCIAL INVESTMENT ADVISERS, INC.


By: /s/ Gerald Graves
    Name: Gerald Graves
    Title: President

Effective as of May 1, 2006, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

POLICY MARKETING NAME            SEC 1933 ACT                     NAME OF SUPPORTING           ANNUITY OR LIFE
                                 REGISTRATION NUMBER              ACCOUNT
                                 (IF APPLICABLE)
---------------------            -------------------              ------------------           ---------------
Lincoln Momentum SVULONE         333-125993                       LLANY Separate               Life
                                                                  Account R for Flexible
                                                                  Premium Variable Life
                                                                  Insurance

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.                         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


By: /s/ Gerald Graves                By:  /s/ Kelly D. Clevenger
Name: Gerald Graves                  Name:Kelly D. Clevenger
Title: President                     Title: Second Vice President


M FINANCIAL INVESTMENT ADVISERS, INC.


By:  /s/ Gerald Graves
Name: Gerald Graves
Title: President

                      AMENDMENT TO PARTICIPATION AGREEMENT


   This Amendment to the Participation Agreement (the Agreement) dated May 1, 2003, by and among M Fund, Inc., M Financial Investment Advisers, Inc. and Lincoln Life & Annuity Company of New York is effective, regardless of when executed, upon the acceptance of certificates of merger by the states of New York and New Jersey, as filed by Lincoln Life & Annuity Company of New York and Jefferson Pilot LifeAmerica Life Insurance Company ("JPLA"), respectively.

   WHEREAS, a merger of Lincoln Life & Annuity Company of New York and JPLA is expected to occur on or about April 2, 2007;

   WHEREAS, effective on or about April 2, 2007, JPLA will change its state of domicile from New Jersey to New York and will change its name to Lincoln Life & Annuity Company of New York;

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

   ASSIGNMENT. The parties consent to an assignment of the responsibilities and obligations of the former Lincoln Life & Annuity Company of New York under this Agreement to the new Lincoln Life & Annuity Company of New York.

   IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on behalf of its duly authorized officer listed below.

M FUND, INC.                          LINCOLN LIFE & ANNUITY COMPANY OF
                                      NEW YORK

By:    /s/ Gerald Graves              By:    /s/ Kelly D. Clevenger
Name:  Gerald Graves                  Name:  Kelly D. Clevenger
Title: President                      Title: Second Vice President


M FINANCIAL INVESTMENT ADVISERS, INC.


By:    /s/ Gerald Graves
Name:  Gerald Graves
Title: President

                                    AMENDMENT
                                        TO
                             PARTICIPATION AGREEMENT


   This AMENDMENT (this "AMENDMENT") is dated as of April 16, 2007 by and among M FUND, INC., a corporation organized and existing under the laws of the State of Maryland (the "FUND"), M FINANCIAL ADVISERS, INC., a corporation organized and existing under the laws of the State of Colorado (the "ADVISER"), and THE LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK, a life insurance company organized and existing under the laws of the State of New York (the "COMPANY").

   WHEREAS, the Fund, the Adviser and the Company are parties to a Participation Agreement entered into on May 1, 2003, as subsequently amended (the "AGREEMENT");

   WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein, and in particular the parties desire to amend the Agreement to comply with SEC Rule 22c-2 promulgated under the Investment Company Act of 1940 (the "1940 ACT");

   WHEREAS, the Company is an insurance company that has established certain segregated asset accounts (each an "ACCOUNT") to fund the obligations of certain variable universal life insurance policies and variable annuity contracts ("CONTRACTS");

   WHEREAS, to fund the obligations of the Contracts, the Accounts purchase Shares pursuant to the Agreement;

   WHEREAS, the Fund has requested that the Company agree to restrict or prohibit trading by holders of Contracts ("CONTRACT OWNERS") when directed to do so by the Fund, the Adviser or either of their designees; and

   WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

   NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

   1. Article XIII of the Agreement is hereby redesignated as Article XIV, and Sections 13.1 through 13.5 are hereby redesignated as Sections 14.1 through 14.5.

   2. The Agreement is hereby amended to provide for a new Article XIII, which contains the following provisions:

"ARTICLE XIII.  SHAREHOLDER INFORMATION.

   13.1 DEFINITIONS. For purposes of this Article XIII, the following terms shall have the following meanings:

   (a) "INTERMEDIARY" means the Company, on behalf of its separate accounts investing in the Fund.

   (b) "SHARES" means the interests of Contract Owners corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Company on behalf of its separate accounts investing in the Series of the Fund.

   (c) "SHAREHOLDER" means the holder of interests in a Contract with a beneficial interest in the Fund.

   (d) The term "SHAREHOLDER-INITIATED TRANSFER" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to or out of a Series of the Fund, but does not include transactions that are executed: (1) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to or out of a Series of the Fund as a result of "dollar cost averaging" programs or automatic rebalancing programs; (2) pursuant to a Contract death benefit; (3) one-time step-up in Contract value pursuant to a Contract death benefit; (4) allocation of assets to a Series of the Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; (5) pre-arranged transfers at the conclusion of a required free look period; (6) as a result of any deduction of charges or fees under a Contract; or (7) within a Contract out of a Series of the Fund as a result of scheduled withdrawals or surrenders from a Contract.

   (e)    "WRITTEN" includes electronic writings and facsimile transmissions.

   13.2. AGREEMENT TO PROVIDE INFORMATION. Intermediary will provide the Fund or its designee, upon written request from the Fund or the Adviser, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract Owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfers

   13.3. PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 90 days prior to the date of the request, for which transaction information is sought. The Fund or the Adviser may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund or Intermediary for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

   13.4. TIMING OF REQUESTS. Requests for Shareholder information shall be made no more frequently than quarterly except as the Fund or the Adviser deem necessary to investigate compliance with policies established by the Fund or Intermediary for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

   13.5.  FORM AND TIMING OF RESPONSE.

      (a) Intermediary will provide, promptly upon request of the Fund or its designee, the requested information specified in Section 13.2. If requested by the Fund, the Adviser or their designee, Intermediary will use its best efforts to determine promptly whether any specific person about whom the Fund has received the identification and transaction information specified in
   Section 13.2 is itself a financial intermediary, as defined in Rule 22c-2 under the 1940 Act (an "indirect intermediary"), and, upon further request of the Fund, the Adviser or their designee, promptly either (1) provide (or arrange to have provided) the information set forth in Section 13.2 for those shareholders who hold an account with the indirect intermediary, or (2) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary will inform the Fund whether it plans to perform the actions set forth in subsection (1) or (2).

      (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, the Adviser or their designee and the Intermediary.

      (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

   13.6. LIMITATIONS ON USE OF INFORMATION. The Fund agrees to maintain the confidentiality of all information received pursuant to this Article XIII and will not use the information received pursuant to this Article XII for any purpose other than as necessary to comply with the provisions of Rule 22c-2 under the 1940 Act or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

   13.7. AGREEMENT TO RESTRICT TRADING. Intermediary will execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund or Intermediary for the purpose of eliminating or reducing any dilution of the value of the then outstanding Shares. Upon receipt of such written instructions, the Intermediary will:

          (1) review the terms of the Contract and Contract prospectus as well as applicable law to determine the extent of the legal rights of the Contract Owner to trade into and out of Accounts that purchase shares of Fund portfolios;

          (2) If, upon review, there does not exist any legal or contractual impediment to restricting or prohibiting trading by the Contract Owner, then Intermediary will comply with the Fund's request;

          (3) If, upon review, there exists a legal or contractual impediment to restricting or prohibiting trading by the Contract Owner, then Intermediary will review the availability of any alternatives that may be implemented to ensure that policies of the Fund established for the purposes of eliminating or reducing any dilution of the value of the Shares are not violated. Such alternatives may include (i) requiring that trades by submitted by the Contract Owner in writing by mail; (ii) imposition of fees for transfers between subaccounts as may be permitted under the terms of the Contract and/or the Contract prospectus; and (iii) limitations on the total number of trades in a calendar year as permitted under the terms of the Contract and/or the Contract prospectus. Working in conjunction with the Fund or its designee, the Company will implement mutually agreed to measures to achieve the goal of preventing dilution of the value of the Fund's outstanding Shares.

   Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfers that are effected directly or indirectly through the Intermediary. Instructions must be sent to the Intermediary at the following address, or such other address that the Intermediary may communicate to the Fund in writing from time to time, including, if applicable, the following e-mail and facsimile number:

                     Lincoln National Life Insurance Company
                             Attn:  Jennifer Krouse
                             1300 S. Clinton Street
                               Fort Wayne IN 46802
                                   260-455-4384
                                 jkrouse@Lfg.com

   13.8. FORM OF INSTRUCTIONS. Instructions must include the TIN, ITIN or GII and the specific individual Contract Owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract Owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the Intermediary, the Fund will provide to the Intermediary, along with any written instructions to prohibit further purchases or exchanges of Shares by the Shareholder, information regarding those trades of the Contract Owner that violated the policies of the Fund or Intermediary relating to eliminating or reducing any dilution of the value of the Fund's outstanding Shares.

   13.9. TIMING OF RESPONSE. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than ten (10) business days after receipt of the instructions by the Intermediary.

   13.10. CONFIRMATION BY INTERMEDIARY. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

   13.11. CONSTRUCTION OF THIS ARTICLE XIII. To the extent that the terms of this Article XIII conflict with the other terms of this Agreement, the terms of this Article XIII shall control."

   3. The Agreement is hereby amended to provide for a new Section 14.6, which contains the following provisions:

        "14.6   CUSTOMER IDENTIFICATION.  The parties acknowledge that
   Federal law requires that the Fund obtain, verify and record information that identifies each person who opens an account with the Fund, including the Company on behalf of each Account. In connection with the opening of an account with the Fund, the Fund will request certain identifying information, including, but not limited to (1) the name of the account owner, (2) the address of the account owner's principal place of business, and (3) the account owner's Taxpayer Identification Number (TIN)."

   4. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

   5. This Amendment may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

   6. This Amendment shall be governed by and construed in accordance with the Laws of the State of Maryland, without giving effect to the principles of conflicts of laws.

                            [SIGNATURE PAGES FOLLOW]

   IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

                              M FUND, INC.


                              By: /s/ Gerald Graves
                                  -------------------------
                                  Gerald Graves, President


                              M FINANCIAL ADVISERS, INC.


                              By: /s/ Gerald Graves
                                  -------------------------
                                  Gerald Graves, President


                              THE LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                              By: /s/ Kelly D. Clevenger
                                  -------------------------
                              Name: Kelly D. Clevenger
                              Title: Second Vice President

                                AMENDMENT No. 2
                                       TO
                            PARTICIPATION AGREEMENT

     This AMENDMENT (this "AMENDMENT") is dated as of April 1, 2012 by and among M FUND, Inc., a corporation organized and existing under the laws of the State of Maryland (the "FUND"), M FINANCIAL ADVISERS, INC., a corporation organized and existing under the laws of the State of Colorado (the "ADVISER"), and LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK, a life insurance company organized and existing under the laws of the State of New York (the "COMPANY").

     WHEREAS, the Fund, the Adviser and the Company are parties to a Participation Agreement entered into on May 1, 2003, as subsequently amended (the "AGREEMENT");

     WHEREAS, the Company, the Fund and the Adviser desire to amend the Agreement to so that the Fund/SERV-Defined Contribution Clearance and Settlement Service Processing Procedures and the rules and procedures of the NSCC Division of the National Securities Clearing Corporation ("NSCC") will govern the purchase, redemption and settlement of Shares through NSCC by the
Company:

     NOW THEREFORE, in consideration of the mutual promises, the Company, the Fund and the Adviser agree as follows:

    1. The first sentence of Section 2.3(b) of the Agreement is deleted and replaced with the following:

       Both parties agree to follow the written guidelines and standards relating to sale and distribution of the Shares as set forth in EXHIBIT A.

    2. The following is appended to the Agreement as EXHIBIT A:

                                  EXHIBIT A

                      FUND/SERV PROCESSING PROCEDURES
                      AND MANUAL PROCESSING PROCEDURES


Transactions in Shares will normally be settled through the Fund/SERV system and the following provisions shall apply:

   (1) Each party to this Agreement represents that it or one of its affiliates has entered into the Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system, which provide (i) an automated process whereby shareholder purchases and redemptions, exchanges and transactions of mutual fund shares are executed through the Fund/SERV system, and (ii) a centralized and standardized communication system for the exchange of customer-level information and account activity through the Fund/SERV Networking system ("Networking System"). The Company's Member Number is 4686. The Fund's Member Number is 5425.

   (2) For each Fund/SERV transaction, including transactions establishing accounts with the Fund or its affiliates, the Company shall provide the Fund or its affiliates with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which the Company hereby certifies is and shall remain true and correct. The Company shall maintain documents required by the Fund to effect Fund/SERV transactions. Each instruction shall be deemed to be accompanied by a representation by the Company that it has received proper authorization from each person whose purchase, redemption, account transfer or exchange transaction is effected as a result of such instruction.

   (3) All dividend notifications from the Fund shall be sent via fax to the Company according to procedures established between the Fund and the Company. The Company does not currently intend to use the Networking System to receive or communicate dividend information.

   (4) On every Business Day, the Fund will transmit by 6:30 p.m., Eastern time, each Fund Portfolio's net asset value and public offering price (if applicable) for that day and/or notification of no price for that day, to the Company via email in accordance with procedures established between the Fund and the Company. The Fund shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances.

   (5)   Transmission of Orders:

         (a) Based on Policy Owner instructions and other authorized account transactions received by the Company prior to the close of the New York Stock Exchange on each Business Day (T), the Company shall transmit to the Fund via the Networking System by the time of receipt of Cycle 11 from the NSCC on the following Business Day, (T+1), a file containing the order, in dollars or shares, by each account for shares of each Fund Portfolio for the preceding Business Day.

        (b) Settlement for all orders effected pursuant to the Agreement will occur on a (T+1) basis, in same day funds, through the Networking System, unless an order is submitted manually. All orders submitted prior to Cycle 11 via the Networking System shall receive prices from the trade date (T).

   (6) Contingency Procedure:

        (a) If, on any Business Day, (i) a party to this Agreement chooses not to use the Networking System for a particular transaction, or (ii) there are technical problems with the Networking System that render it impracticable for a party to transmit or receive information through the Networking System, the party who determines not to use the Networking System will notify the other party of such determination as early as possible. In the event this occurs, on (T+1), the Company will fax a trade sheet by 9:00a.m., Eastern Time, to the Fund at the following number 617.937.8122.

        (b) Settlement for all orders faxed by the Company to the Fund prior to 9:00 a.m., Eastern Time, shall occur on a (T+1) basis via federal wire based on bank account information listed below:

   Company:  Lincoln Life and Annuity Company of New York
   Bank: Wells Fargo Bank
   Bank Routing Number: 121000248
   Bank Account Number: 9016964638
   Name of Account: Lincoln Life and Annuity Company of New York

   Fund: M Funds, Inc.
   Bank: State Street Bank & Trust Company
   Bank Routing Number: 011000028
   Bank Account Number: 00323832
   Name of Account: M Funds

IN WITNESS WHEREOF, each of the parties hereto has caused this AMENDMENT TO PARTICIPATION AGREEMENT to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

M FUND, INC.

By: /s/ JoNell Hermanson
Name: JoNell Hermanson
Title: President


M FINANCIAL ADVISERS, INC.


By: /s/ JoNell Hermanson
Name: JoNell Hermanson
Title: President


LINCOLN LIFE AND ANNUITY COMPANY OF NEW YORK


By: /s/ Daniel R. Hayes
Name: Daniel R. Hayes
Title: Vice President